UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 2, 2007

SERVIDYNE, INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	0-10146	58-0522129

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1945 The Exchange
Suite 300
Atlanta, Georgia	30339-2029

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (770) 953-0304
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On November 2, 2007, Mr. Mark J. Thomas, 52, resigned from his position as Chief Financial Officer of Servidyne, Inc. (the “Company”), effective November 16, 2007. On November 8, 2007, the Company announced the promotion of Mr. Rick A. Paternostro, 37, to the position of Chief Financial Officer, effective November 16, 2007. Prior to this appointment, Mr. Paternostro, a certified public accountant, served as Vice President of Operations of the Company’s building performance expert segment beginning in March 2006, and was the Company’s Vice President of Financial Operations from January 2004 to March 2006. He served as Chief Financial Officer, Secretary and Treasurer of a Company subsidiary from September 2002 to January 2004, and was the Company’s Controller from 1997 to September 2002.
     A press release related to these matters is filed herewith as Exhibit 99.1.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements of Business Acquired.
     Not applicable.
(b) Pro Forma Financial Statements.
     Not applicable.
(c) Exhibits.
     99.1 Press release

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVIDYNE, INC.
Dated: November 8, 2007	By:	/s/ Alan R. Abrams
Alan R. Abrams
Chief Executive Officers

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